Exhibit 4.27
English Translation
Supplementary Agreement No. 2 to the
Amended and Restated Equity Pledge Agreement
This Supplementary Agreement No. 2 (“this Agreement”) is entered into among the following parties in Beijing on November 28, 2008:

Party A:	AirMedia Technology (Beijing) Co., Ltd.

Party B:	Guo Man, Wang Zhenyu, Xu Qing, Zhang Xiaoya, Beijing Shengshi Lianhe Advertising Co., Ltd.

Party C:	Beijing AirMedia Advertising Co., Ltd.
WHEREAS:
(1)	Party A, Party B and Party C signed the Amended and Restated Equity Agreement and its supplementary agreement No. 1 (the “Original Agreement”) in June 2007 and June 2008, respectively, by which it was agreed that Party B shall pledge all their equity interests in Party C to Party A;
(2)	Guo Man and Wang Zhenyu signed an Equity Transfer Agreement in November 2008, by which it was agreed that Wang Zhenyu shall transfer all his equity interests in Party C to Party B. After the transfer, Guo Man’ s equity interests in Party C changed from 1.615% to 2.833%.
     Now therefore, after friendly negotiation among Parties A, B and C, the Original Agreement shall be amended, and each of the party agrees on the following the terms and conditions:
1.	Party A agrees that Wang Zhenyu transfers to Guo Man and Xu Qing all of his equity interests that was pledged to Party A under the Original Agreement.
2.	Guo Man agrees to pledge all of his 2.833% equity interests in Party C to Party A after the above-said transfer is completed. The purpose of the pledge shall be the same as stated in the Original Agreement, and Guo Man agrees to perform his obligations set out in the Original Agreement.
3.	Upon effectiveness of this Agreement, in case of any difference in terms between the Original Agreement and this Agreement, this Agreement shall prevail; terms absent from this Agreement shall be governed by the Original Agreement.
4.	This Agreement is effective upon the signature and/or stamp of common seal by all parties to this Agreement. This Agreement shall be signed in fourteen counterparts, two of which shall be kept by each of Party A and Party C, and ten shall be kept by Party B. All counterparts shall have the same legal effect.
[No text below]

Party A: AirMedia Technology (Beijing) Co., Ltd.
Common seal: AirMedia Technology (Beijing) Co., Ltd. (Seal)
Party B:
Signature: /s/ Guo Man
Signature: /s/ Wang Zhenyu
Signature: /s/ Xu Qing
Signature: /s/ Zhang Xiaoya
Beijing Shengshi Lianhe Advertising Co., Ltd.
Common seal: Beijing Shengshi Lianhe Advertising Co., Ltd. (Seal)
Party C: Beijing AirMedia Advertising Co., Ltd.
Common seal: Beijing AirMedia Advertising Co., Ltd. (Seal)

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